Exhibit 10.12

Warrant Exchange Agreement

Dated as of July 19, 2022

This Warrant Exchange Agreement (“Agreement”) is made and entered into as of the date first set forth above (the “Effective Date”), by and between (i) ZEROSPO, an exempted company incorporated in the Cayman Islands (the “Company”); (ii) Move Action Co., Ltd., a Japanese corporation and a wholly owned subsidiary of the Company (“Move Action”); and (iii) HeartCore Enterprises, Inc., a Delaware corporation (“Consultant”). Each of the Company, ZEROSPO and Consultant may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Move Action and Consultant are the parties to that certain Consulting and Services Agreement, dated as of March 23, 2022 (the “Consulting Agreement”) and, pursuant to the Consulting Agreement, Move Action has issued to Consultant the Common Stock Purchase Warrant, dated as of April 5, 2022, to acquire certain shares of capital stock of Move Action (the “Original Warrant”);

WHEREAS, as of the Effective Date, the Company and Move Action have completed a transaction pursuant to which Move Action has become a wholly owned subsidiary of the Company; and

WHEREAS, pursuant to the terms of the Consulting Agreement and the Original Warrant, the Parties now desire to exchange the Original Warrant for a new warrant of the Company, in the form as attached hereto as Exhibit A (the “New Warrant”);

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Warrant Exchange. On the Effective Date, the Old Warrant is hereby exchanged for the New Warrant. The Company shall execute and deliver the New Warrant to Consultant immediately following the execution of this Agreement, and thereafter the Old Warrant shall be deemed terminated and shall be of no further force or effect. As of the Effective Date, any references in the Consulting Agreement to the “Warrant” shall be deemed a reference to the New Warrant, and the Consulting Agreement is hereby deemed so amended. The Company acknowledges and agrees that the services provided by the Company to Move Action, as a subsidiary of the Company, pursuant to the Consulting Agreement are good and valuable consideration which are sufficient for the issuance of the New Warrant to Consultant.

Section 2. Representations and Warranties. Each Party (the “Representing Party”) represents and warrants to each other Party that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that the Representing Party has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Representing Party, will represent the valid and binding obligation of the Representing Party enforceable in accordance with its terms, subject to the application of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

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Section 3. Indemnification. In the event either Party is subject to any action, claim or proceeding resulting from the other’s gross negligence or intentional breach of this Agreement, the Party at fault agrees to indemnify and hold harmless the other Parties to the fullest extent permitted by applicable law from any such action, claim or proceeding. Indemnification shall include all fees, costs and reasonable attorneys’ fees that the indemnified Party may incur. In claiming indemnification hereunder, the indemnified Party shall promptly provide the indemnifying Party written notice of any claim that the indemnified Party reasonably believes falls within the scope of this Agreement. The indemnified Party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying Party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified Party shall not be final without the indemnified Party’s written consent. Any liability of a Party and its officers, directors, controlling persons, employees or agents shall not exceed the amount of fees actually paid to Consultant by the Company pursuant to the Consulting Agreement.

Section 4. Miscellaneous.

(a)	Notices. All notices under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by other reliable form of electronic communication; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Any Party may change its address by giving notice, in writing, stating its new address, to the other Party. Subject to the forgoing, notices shall be sent as follows:

If to the Consultant:

HeartCore Enterprises, Inc.

Attn: Sumitaka Yamamoto

848 Jordan Ave. Apt G

Los Altos CA 94022

Email: kanno@heartcore.co.jp

If to the Company or to Move Action, to:

ZEROSPO

Attn: Yoshio Ukaji

5-19-9-3, Higashioi, Shinagawa

Tokyo 140-0011 Japan

Email: ukaji@moveaction.co.jp

(b)	Accuracy of Statements. Each Party represents and warrants that no representation or warranty contained in this Agreement, and no statement delivered or information supplied to the other Party pursuant hereto, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein not misleading. The representations and warranties made in this Agreement will be continued and will remain true and complete in all material respects and will survive the execution of the transactions contemplated hereby.

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(c)	Entire Agreement. This Agreement and the New Warrant set forth all the promises, covenants, agreements, conditions and understandings between the Parties, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein or therein contained, provided that the Consulting Agreement shall continue to apply as between Move Action and Consultant. In the event of any conflict between the terms herein or in the Consulting Agreement, on the one hand, and the New Warrant on the other hand, the terms and conditions herein shall apply with respect to this Agreement and the Consulting Agreement and the terms and conditions of the New Warrant shall apply with respect to the New Warrant.

(d)	Survival. The provisions of Section 3 and Section 4 of this Agreement, and any additional provisions as required to effect any of such Sections, shall survive any termination or expiration hereof, and provided that no expiration or termination of this Agreement shall excuse a Party for any liability for obligations arising prior to such expiration or termination.

(e)	Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(f)	Amendment. The Parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, “Amendment”) of this Agreement shall be valid and effective, unless the Parties shall unanimously agree in writing to such Amendment.

(g)	No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver. No failure to exercise and no delay in exercising on the part of either of the Parties any right, power or privilege under this Agreement shall operate as a waiver of it, nor shall any single or partial exercise of any other right, power or privilege preclude any other or further exercise of its exercise of any other right, power or privilege

(h)	Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(i)	Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

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(j)	Governing Law; Etc.

(i)	This Agreement, and all matters based upon, arising out of or relating in any way to this Agreement, including all disputes, claims or causes of action arising out of or relating to this Agreement or the transactions set forth herein as well as the interpretation, construction, performance and enforcement of this Agreement and the transactions set forth herein, shall be governed by the laws of the United States and the State of Delaware, without regard to any jurisdiction’s conflict-of-laws principles.

(ii)	SUBJECT TO Section 4(k), ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS SHALL BE INSTITUTED SOLELY IN EITHER (1) THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA, IN EACH CASE LOCATED IN SANTA CLARA COUNTY, CALIFORNIA, OR (2) THE TOKYO DISTRICT COURT, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iii)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9(j)(iii).

(iv)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

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(k)	Resolution of Disputes. Except as otherwise provided herein, all controversies, disputes or actions between the Parties arising out of this Agreement, including their respective Affiliates, owners, officers, directors, agents and employees, arising from or relating to this Agreement shall on demand of either Party be submitted for arbitration to in accordance with the rules and regulations of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by each Party who is a party to the Dispute, provided, however, that if such Parties are unable to agree on the identity of the arbitrator within 10 Business Days of commencement of efforts to do so, each Party who is a party to the dispute shall select one arbitrator and the arbitrators so selected shall select a final arbitrator, and the final arbitrator shall conduct the arbitration alone. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under Delaware law or any applicable federal law. The arbitrator(s) shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator(s) shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act. The arbitration shall be conducted in Los Altos, California. The provisions of this Section 9(k) shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

(l)	Severability; Expenses; Further Assurances. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Except as otherwise specifically provided in this Agreement, each Party shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement. The Parties shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by Law or reasonably requested by any Party to establish, maintain or protect its rights and remedies under, or to effect the intents and purposes of, this Agreement.

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(m)	Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

(n)	Attorneys’ Fees. If any Party hereto is required to engage in litigation against any other Party, either as plaintiff or as defendant, in order to enforce or defend any rights under this Agreement, and such litigation results in a final judgment in favor of such Party (“Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys’ fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

(o)	Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement other than as specifically set forth herein.

(p)	Execution in Counterparts, Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

HeartCore Enterprises, Inc.

By:	/s/ Sumitaka Yamamoto
Name:	Sumitaka Yamamoto
Title:	Chief Executive Officer

Move Action Co., Ltd.

By:	/s/ Yoshio Ukaji
Name:	Yoshio Ukaji
Title:	Chief Executive Officer

ZEROSPO

By:	/s/ Yoshio Ukaji
Name:	Yoshio Ukaji
Title:	Chief Executive Officer

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Exhibit A

Warrant

(Attached)

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